UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2008
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices:	637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code:	(919) 767- 3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
EXHIBIT 3.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Adoption of Compensatory Plan. On August 27, 2008, the Board of Directors of Harris Stratex Networks, Inc. (the “Company”) approved the Harris Stratex Networks Annual Incentive Plan (the “Plan”). The Plan specifies the terms under which cash incentive awards may be made to key employees from time to time, including annual cash bonus awards.
     The Plan will be administered by the Company’s Compensation Committee, which is composed solely of independent directors. Awards under the plan will be based on performance criteria used to establish performance goals during the applicable performance period and limited to: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses or (xxv) customer service. The Board of Directors of the Company has determined that for purposes of compliance with Internal Revenue Code section 162(m), awards or portion of an award under the plan during the applicable performance period will not exceed $2,500,000 pro-rated based on the number of days a participating individual was a participant in the Plan during the applicable performance period. The Plan provides that incentive awards will be payable in full at the target performance goal level in the event of a change of control, as defined. The Plan will be submitted for stockholder approval at the Company’s next annual meeting of stockholders, and, if it is so approved, awards under the Plan are intended to qualify as “qualified performance-based compensation” under the regulations issued under Internal Revenue Code section 162(m).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) Amendments to Bylaws. On August 27, 2008 the Board of Directors adopted amendments to the Company’s Amended and Restated Bylaws. Articles III, V and VI were amended to eliminate references to vice presidents. In Article III, Section 7, any officer appointed by the Board of Directors (rather than any vice president) is authorized to call meetings of the Board of Directors. In Article V, Section 10, an officer designated by the Board of Directors (rather than a vice president) will succeed to the president if the president is unable or unwilling to act. In addition, Article III, Section 15 providing for officer observers of the Board of Directors has been deleted.
     A copy of the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, and the foregoing description of the changes incorporated therein is qualified in its entirety by this reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Harris Stratex Networks, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
September 3, 2008	By:	/s/ Juan Otero
		Name:	Juan Otero
Vice President, General Counsel and Secretary